Exhibit 99.1

// 1 // 1 Commercial Renewables: Transaction Summary Transaction Overview ▪ On June 10, 2023 Duke Energy entered into a purchase and sale agreement with Brookfield Renewable to sell the Company’s utility - scale solar and wind group for approximately $2.8 billion, including project debt and non - controlling tax equity interests ▪ The sale portfolio includes 3.4 gigawatts (1) of utility - scale renewables including, 1,813 megawatts wind, 1,613 megawatts solar and 18 megawatts battery storage, net of JV partners ownership ▪ The $1.1 billion in estimated net proceeds is subject to adjustment at closing based upon changes in working capital and capital expenditures compared to target amounts, as well as other customary transaction - related adjustments and expenses Timing and Use of Proceeds ▪ Closing of the transaction is expected to occur before the end of 2023. Proceeds will be received in two equal installments over eighteen months, the first occurring at closing ▪ Proceeds from the sale will be used to avoid holding company debt Closing Conditions ▪ Transaction is subject to certain customary regulatory and other approvals and conditions, including regulatory approval by the Federal Energy Regulatory Commission and the expiration of the waiting period under the Hart - Scott - Rodino Act Commercial Renewables Segment ▪ The sale of the remaining portion of the Commercial Renewables business segment, including Duke Energy’s distributed energy business, is also expected to close by year - end 2023 ▪ The carrying value of these assets was approximately $450 million as of March 31, 2023 Additional Information ▪ Duke Energy expects to recognize an estimated pre - tax impairment charge of approximately $800 million in the second quarter of 2023 based upon the purchase price ▪ Duke Energy is reaffirming the 2023 adjusted EPS guidance range of $5.55 to $5.75 and its long - term adjusted EPS growth rate of 5 - 7% through 2027 off the 2023 midpoint of $5.65 ▪ No planned equity issuances through 2027 (1) Megawatts represent Duke Energy’s ownership share and are presented in alternating current (AC)

// 2 // 2 Non - GAAP financial Measures This document includes a reference to Duke Energy’s 2023 adjusted EPS guidance range of $ 5 . 55 to $ 5 . 75 and its long - term adjusted EPS growth rate of 5% - 7 % through 2027 off the 2023 midpoint of $ 5 . 65 . Forecasted adjusted EPS is a non - GAAP financial measure as it represents basic EPS from continuing operations available to Duke Energy Corporation common stockholders, adjusted for the per share impact of special items . Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance . Due to the forward - looking nature of this non - GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments . Forward - Looking Information This document includes forward - looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward - looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “ cou ld,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various fac tors may cause actual results to be materially different than the suggested outcomes within forward - looking statements; accordingly, there is no assur ance that such results will be realized. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward - looking statements, see our 2022 Form 10 - K and Quarterly Reports on Form 10 - Q filed with the SEC and available at the SEC’s website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward - looking st atements might not occur or might occur to a different extent or at a different time than described. Forward - looking statements speak only as o f the date they are made. Duke Energy expressly disclaims an obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events, or otherwise.